                                                                    EXHIBIT 10.4


                          SECURITIES PURCHASE AGREEMENT

                                   DATED AS OF

                               SEPTEMBER 30, 1998

                                      AMONG

                             TRUE TEMPER CORPORATION

                                       AND

                           THE PURCHASER PARTY HERETO

                          SECURITIES PURCHASE AGREEMENT
                                TABLE OF CONTENTS

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                                                                                                               Page

ARTICLE 1.DEFINITIONS.............................................................................................1
         Section 1.01.     Definitions............................................................................1
         Section 1.02.     Accounting Terms and Determinations...................................................11

ARTICLE 2.PURCHASE AND SALE OF SECURITIES; TERMS OF SECURITIES...................................................11
         Section 2.01.     Commitment to Purchase................................................................11
         Section 2.02.     Takedown Procedures...................................................................12
         Section 2.03.     Fees..................................................................................12
         Section 2.04.     Mandatory Termination of Commitments..................................................12
         Section 2.05.     Interest..............................................................................12
         Section 2.06.     Maturity of Notes; Prepayment of Notes................................................13
         Section 2.07.     Taxes.................................................................................14

ARTICLE 3.REPRESENTATIONS AND WARRANTIES.........................................................................16
         Section 3.01.     Corporate Existence and Power.........................................................16
         Section 3.02.     Authorization, Execution and Enforceability...........................................16
         Section 3.03.     Governmental Authorization............................................................17
         Section 3.04.     Contravention.........................................................................17
         Section 3.05.     Financial Information.................................................................17
         Section 3.06.     Litigation............................................................................18
         Section 3.07.     Environmental Matters.................................................................18
         Section 3.08.     Taxes.................................................................................19
         Section 3.09.     Subsidiaries..........................................................................19
         Section 3.10.     Governmental Regulations..............................................................19
         Section 3.11.     Full Disclosure.......................................................................19
         Section 3.12.     Capitalization........................................................................20
         Section 3.13.     Solicitation..........................................................................20
         Section 3.14.     Non-fungibility.......................................................................20
         Section 3.15.     Permits...............................................................................20
         Section 3.16.     Representations in Other Financing Documents and in Material
                           Recapitalization Documents............................................................21
         Section 3.17.     No Undisclosed Liabilities............................................................21
         Section 3.18.     ERISA Matters.........................................................................21

ARTICLE 4.REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................21
         Section 4.01.     Purchase for Investment; Authority; Binding Agreement.................................21


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

ARTICLE 5.CONDITIONS PRECEDENT TO PURCHASE.......................................................................22
         Section 5.01.     Conditions to Purchaser's Obligation at Takedown......................................22

ARTICLE 6.COVENANTS..............................................................................................24
         Section 6.01.     Information...........................................................................24
         Section 6.02.     Payment of Obligations................................................................25
         Section 6.03.     Insurance.............................................................................25
         Section 6.04.     Conduct of Business and Maintenance of Existence......................................25
         Section 6.05.     Compliance with Laws..................................................................26
         Section 6.06.     Inspection of Property, Books and Records.............................................26
         Section 6.07.     Investment Company Act................................................................26
         Section 6.08.     Limitation on Debt....................................................................26
         Section 6.09.     Restricted Payments; Voluntary Prepayments............................................27
         Section 6.10.     Investments...........................................................................27
         Section 6.11.     Negative Pledge.......................................................................28
         Section 6.12.     Transactions with Affiliates..........................................................28
         Section 6.13.     Consolidations, Mergers and Sales of Assets; Ownership of Subsidiaries................28
         Section 6.14.     Use of Proceeds.......................................................................29
         Section 6.15.     Restrictions on Certain Amendments....................................................29
         Section 6.16.     Limitation on Sales of Assets and Subsidiary Stock....................................29
         Section 6.17.     Sale and Leaseback Transactions.......................................................29
         Section 6.18.     Assumed Debt..........................................................................29
         Section 6.19.     Business Activities...................................................................29

ARTICLE 7.EVENTS OF DEFAULT......................................................................................29
         Section 7.01.     Events of Default Defined; Acceleration of Maturity; Waiver of Default................29

ARTICLE 8.LIMITATION ON TRANSFERS................................................................................32
         Section 8.01.     Restrictions on Transfer..............................................................32
         Section 8.02.     Restrictive Legends...................................................................32
         Section 8.03.     Notice of Proposed Transfers..........................................................32

ARTICLE 9.MISCELLANEOUS..........................................................................................33
         Section 9.01.     Notices...............................................................................33
         Section 9.02.     No Waivers; Amendments................................................................33
         Section 9.03.     Indemnification.......................................................................34
         Section 9.04.     Expenses..............................................................................36
         Section 9.05.     Payment...............................................................................36
         Section 9.06.     Confidentiality.......................................................................37
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
         Section 9.07.     Successors and Assigns................................................................37
         Section 9.08.     Brokers...............................................................................37
         Section 9.09.     New York Law; Submission to Jurisdiction; Waiver of Jury Trial........................37
         Section 9.10.     Severability..........................................................................37
         Section 9.11.     Counterparts..........................................................................38



SCHEDULES

Schedule 3.04              Contravention
Schedule 3.07              Environmental Matters
Schedule 3.09              Subsidiaries
Schedule 3.12              Capitalization of the Company
Schedule 6.08              Debt
Schedule 6.10              Investments
Schedule 6.11              Liens

EXHIBITS
Exhibit A                  Form of Escrow Agreement
Exhibit B                  Form of Note
Exhibit C                  Form of Debt Registration Rights Agreement
Exhibit D                  Form of Warrant Agreement
Exhibit E                  Form of Equity Registration Rights Agreement


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                          SECURITIES PURCHASE AGREEMENT

                  AGREEMENT dated as of September 30, 1998 among True Temper Corporation and the Purchaser.

                  The parties hereto agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

                  Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "Accreted Value" means, for each $1,000 face amount of Notes as of any date of determination prior to the Maturity Date, the sum of (i) the initial offering price of each Note and (ii) that portion of the excess of the principal amount of each Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded quarterly on each March 31, June 30, September 30 and December 31 at the rate of 10.5% per annum (subject to adjustment pursuant to Section 2.05) from the date of issuance of the Notes through the date of determination.

                  "Administrative Agent" means The First National Bank of Chicago, in its capacity as administrative agent under the Senior Credit Facilities, and any successor thereto.

                  "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Agreement, as amended from time to time in accordance with its terms.

                  "Applicable Premium" means, with respect to any Note on any date of redemption with respect thereto, the excess of (A) the present value at such date of redemption of (1) the principal amount of such Note at the Maturity Date plus (2) all required interest payments due on such Note through the Maturity Date (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such date of redemption plus .50% over (B) the Accreted Value of such Note.

                  "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Company or any of its Subsidiaries of any asset, including without limitation any sale and leaseback transaction, but excluding (i) dispositions in the ordinary course of business, (ii) dispositions to the Company or a wholly-owned Subsidiary of the Company; (iii) the licensing of intellectual property in the ordinary course of business, and (iv) cash payments otherwise permitted under this Agreement; provided, that any disposition not excluded pursuant to clauses (i) through (iv) shall constitute an Asset Sale only if, and solely to the extent that, the Net Cash Proceeds therefrom, together with the Net Cash Proceeds from all other such dispositions effected by the Company and its Subsidiaries after the date hereof, exceed $1,000,000.

                  "Base Financial Statements" has the meaning set forth in
Section 3.05(a).

                  "Black & Decker" means The Black & Decker Corporation, a Maryland corporation, and its successors.

                  "Business Acquisition" means (i) an Investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any of its Subsidiaries or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person (other than the Company or any of its Subsidiaries) that constitute a substantial part of the assets of such Person or of any division or other business unit of such Person.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or London are authorized or required by law to close.

                  "Cash Equivalents" means (i) United States dollars, (ii) Government Securities having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the rating of "P-2" (or higher) from Moody's Investors Service, Inc. or "A-3" (or higher) from Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and
(vi) any fund investing exclusively in investments of the type described in clauses (i) through (v) above.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of any association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the nature of corporate stock, (iii) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with U.S. GAAP.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulation promulgated thereunder.

                  "Commission" means the Securities and Exchange Commission.

                  "Commitment" means, with respect to the Purchaser, the amount set forth opposite its name on the signature pages hereto.

                  "Common Stock" means the authorized common stock, par value $.01 per share, of the Company.

                  "Company" means True Temper Corporation, a Delaware corporation.

                  "Company Corporate Documents" means the certificate of incorporation and by-laws of the Company.

                  "Consolidated Subsidiary" means, at any date with respect to any Person, any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

                  "Continuing Directors" means as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of hereof, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) was nominated by the Principals (or any entity controlled by the Principals) pursuant to the Stockholders Agreement.

                  "Debt" of any Person means, with respect to any Person, any indebtedness of such Person, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with U.S. GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "Debt Incurrence" means any incurrence by the Company or any of its Subsidiaries of any Debt, other than Debt permitted under Section 6.08.

                  "Debt Registration Rights Agreement" means the Debt Registration Rights Agreement, dated as of September 30, 1998, between the Company and the Purchaser, in the form attached as Exhibit C to this Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Default" means any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

                  "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation, and its successors.

                  "dollars" or "$" mean lawful currency of the United States of America.

                  "Environmental Laws" means any and all statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental grants, licenses and governmental restrictions relating to the effect of the environment or Hazardous Materials on human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

                  "Environmental Report" means the Environmental Due Diligence Audit in respect of the Company and its Subsidiaries prepared by Strata Environmental in September 1998.

                  "Equity Investors" means True Temper Sports, LLC, a Delaware limited liability company organized at the direction of Cornerstone Equity Investors IV, L.P., GS Private Equity Partners, L.P., GS Private Equity Partners Offshore, L.P., Randolph Street Partners 1998 DIF, LLC, Randolph Street Partners and certain current members of management of the Company and certain of its Subsidiaries.

                  "Equity Issuance" means the issuance of any equity securities by the Company or any of its Subsidiaries (including without limitation any equity securities issued pursuant to the exercise of stock options or warrants or the Permanent Financing), but excluding (i) any subscription agreement incentive plan or similar arrangement with any officer, employee or director of the Company or any of its Subsidiaries, or (ii) the issuance of any Capital Stock of the Company or any of its Subsidiaries to any officer, director or employee of the Company or any of its Subsidiaries.

                  "Equity Registration Rights Agreement" means the Equity Registration Rights Agreement, dated as of September 30, 1998, among the Company and the Purchaser, in the form attached as Exhibit E to this Agreement, as amended, supplemented or otherwise modified from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulation promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company or any Subsidiary of the Company is treated as a single employer under Title IV of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. ERISA Affiliate shall not include Black & Decker or any other entity that would be an ERISA Affiliate solely as a result of Black & Decker's classification as an ERISA Affiliate.

                  "Escrow Agent" means Snoga Inc., a Delaware corporation.

                  "Escrow Agreement" means the escrow agreement, dated as of September 30, 1998, among the Company, the Purchaser and the Escrow Agent, in the form attached as Exhibit A to this Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Event of Default" has the meaning set forth in Section 7.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expiration Date" has the meaning set forth in Section 2.01.

                  "Extension Fee" means that certain cash duration fee, to be paid to the Purchaser on the first anniversary of the Issuance Date, in an amount equal to 3.00% of the Accreted Value of Notes outstanding on such date.

                  "Financing Documents" means this Agreement, the Notes, the Debt Registration Rights Agreement, the Equity Registration Rights Agreement, the Warrant Agreement, the Warrants and the Escrow Agreement.

                  "Grafalloy Transaction" means the acquisition by Cornerstone Equity Investors IV, L.P., or its assignee (including the Company) of all of the outstanding capital stock of Grafalloy Corporation.

                  "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined in good faith by the Person to whom such Guarantee Obligation is payable.

                  "Hazardous Materials" means (i) asbestos; (ii) polychlorinated biphenyls; (iii) petroleum, its hazardous derivatives, by-products and other hydrocarbons; and (iv) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

                  "Hazardous Materials Contamination" means contamination of the buildings, facilities, soil or groundwater on or of the property of the Company by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the property of the Company.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodities prices.

                  "Holder" means any holder of any Note.

                  "Intellectual Property Rights" means any patent, trade mark, service mark, registered design, trade name or copyright required to carry on the business of the Company and such other business as may be permitted by the terms of this Agreement and which is carried on at the relevant time.

                  "Interest Payment Date" means each March 31, June 30, September 30 and December 31 (or, if any such date is not a Business Day, the next succeeding Business Day).

                  "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit, Guarantee Obligation or otherwise.

                  "Issuance Date" means the date the Notes are issued by the Company and purchased by the Purchaser.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Majority Holders" means (i) at any time prior to the issuance of the Notes, the holders of a majority of the Commitments and (ii) at any time thereafter, the holders of voting rights with respect to waivers, amendments and other actions permitted or required to be taken by Holders under the terms of the Notes constituting a majority of such voting rights attributable to the aggregate outstanding amount of Notes at such time.

                  "Material Adverse Effect" means a material adverse affect on the properties, condition (financial or otherwise) operations, performances, projections, prospects or business of the Company and its Subsidiaries, taken as a whole.

                  "Material Recapitalization Documents" means the
Recapitalization Agreement, as amended from time to time in accordance with
Section 6.15, and such other agreements entered into in connection therewith.

                  "Maturity Date" means the eleventh anniversary of the Issuance Date.

                  "Multiemployer Plan" means any Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" means, with respect to any transaction, an amount equal to the cash proceeds received by the Company or any of its Subsidiaries from or in respect of such transaction (including any non-cash proceeds of such transaction to the extent sold for cash within 30 days of such transaction), less (i) any expenses (including commissions) reasonably incurred by the Company or such Subsidiary in respect of such transaction, (ii) the amount of any Debt secured by a Lien on a related asset and discharged from the proceeds of such transaction and (iii) any taxes paid or payable by the Company or such Subsidiary with respect to such transaction (as reasonably estimated by the Company's chief financial officer in good faith).

                  "Notes" means the Company's Senior Increasing Rate Discount Notes substantially in the form set forth as Exhibit B hereto.

                  "Other Taxes" has the meaning set forth in Section 2.07(a).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

                  "Permanent Financing" means any Debt Incurrence or Equity Issuance following the date hereof for the purpose of refinancing the Notes.

                  "Permits" means all domestic and foreign licenses, permits and approvals required for the full operation of the Company and its Subsidiaries, including provincial, state, federal, city and county permits and approvals.

                  "Permitted Business" means any business in which the Company and its Subsidiaries are engaged on the Issuance Date or any business reasonably related, incidental or ancillary thereto.

                  "Permitted Liens" means Liens expressly permitted to exist by the terms of Section 6.11 hereof.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

                  "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA to which the Company, any Subsidiary or any ERISA Affiliate has, or, within the six years preceding the date of this Agreement, had, any liability or in respect of which the Company or any Subsidiary of the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means, for any day, a rate per annum equal to the rate of interest publicly announced by The Bank of New York (or its successor) from time to time in The City of New York as its prime, reference or base rate, it being understood that such rate is one of such bank's base rates and serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto and may not be the lowest of such bank's base rates.

                  "Principals" means Cornerstone Equity Investors IV, L.P. and its Affiliates, GS Private Equity Partners, L.P., GS Private Equity Partners Offshore, L.P., Randolph Street Partners 1998 DIF, LLC and Randolph Street Partners.

                  "Purchaser" means Emhart, Inc., a Delaware corporation, and its successors.

                  "Qualified Plan" means a Plan (other than a Multiemployer
Plan) which is "a pension plan" (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code.

                  "Recapitalization" means the reorganization, recapitalization and sale of stock of the Company pursuant to the terms of the Recapitalization Agreement.

                  "Recapitalization Agreement" means the Reorganization, Recapitalization and Stock Purchase Agreement, dated as of June 29, 1998, among Black & Decker, the Company and TTSI

LLC, as amended by Amendment No. 1 thereto, dated as of August 1, 1998 and Amendment No. 2 thereto, dated as of September 30, 1998, and as further amended from time to time in accordance with Section 6.15.

                  "Related Party" with respect to any Principal means (A) any controlling stockholder or partner, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 50.1% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clause (A).

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of the capital stock of the Company (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of the Company or (b) any option, warrant or other right to acquire shares of the capital stock of the Company.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Credit Facilities" means a $57,500,000 senior secured financing consisting of a six year $20,000,000 non-amortizing revolving credit facility and term loans in aggregate principal amount of $37,500,000 consisting of a $10,000,000 Term A Loan due 2004 and a $27,500,000 Term B Loan due 2005, in each case, under that certain Credit Agreement, dated as of September 30, 1998, among TTSI, the Subsidiaries of TTSI party thereto, the lenders party thereto, DLJ Capital Funding, Inc., as syndication agent, Donaldson, Lufkin & Jenrette Securities Corporation, as lead arranger and The First National Bank of Chicago, as administrative agent for the lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, provided that the principal amount thereof does not exceed $57,500,000, plus the amount of reasonable expenses incurred in connection therewith (other than as a result of currency fluctuations) less (a) the amount of all scheduled principal repayments actually made from time to time hereafter of term Debt thereunder and (b) the amount of all principal repayments actually made from time to time hereafter of revolving Debt thereunder to the extent made with the net cash proceeds of Asset Sales to the extent applied to permanently reduce the revolving commitments thereunder.

                  "Shelf Registration" means a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Commission) under the Securities Act.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Registration S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Sponsors" means Cornerstone Equity Investors IV, L.P..

                  "Stockholders' Agreement" means the Stockholders' Agreement, dated as of September 30, 1998, among the Equity Investors, the Company and Emhart Industries, Inc., a wholly-owned subsidiary of Black & Decker, as amended, supplemented or otherwise modified from time to time.

                  "Subordinated Notes" means TTSI's 10 1/2% Senior Subordinated Increasing Rate Notes or the refinancing thereof.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "Taxes" has the meaning set forth in Section 2.07(a).

                  "Transfer" means any disposition of Notes that would constitute a sale thereof under the Securities Act.

                  "Treasury Rate" means, as of any date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the remaining term to maturity of the Notes; provided, however, that if such term to maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "TTSI" means True Temper Sports, Inc., a Delaware corporation, and a wholly-owned subsidiary of the Company.

                  "U.S. GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "Voting Stock" means, in respect of any Person, any class or classes of Capital Stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "Warrants" means the warrants to purchase common stock of the Company to be issued pursuant to the Warrant Agreement.

                  "Warrant Agreement" means the warrant agreement, dated as of September 30, 1998, between the Company and the Purchaser in the form attached as Exhibit D to this Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Warrant Shares" has the meaning set forth in Section 5.01(o).

                  Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with U.S. GAAP applied on a consistent basis (except for changes concurred in by the Company's independent public accountants).

                                   ARTICLE 2.
              PURCHASE AND SALE OF SECURITIES; TERMS OF SECURITIES

                  Section 2.01. Commitment to Purchase.

                  (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained herein and in the other Financing Documents, the Company may at its option issue and sell to the Purchaser on the Issuance Date, and the Purchaser agrees to purchase on the Issuance Date, Notes with an initial Accreted Value equaling the Purchaser's Commitment. The purchase price for the Notes shall be 100% of the initial Accreted Value thereof.

                  (b) Each Commitment will terminate (the "Expiration Date") on the earliest of (i) the termination of the Recapitalization Agreement in accordance with the terms thereof prior to the consummation of the Recapitalization, (ii) the consummation of the Recapitalization without the issuance of the Notes (if such date occurs prior to the Issuance Date), (iii) the date on which the Company, any of its Subsidiaries or the Sponsors commences the marketing of any proposed Permanent Financing with respect to which DLJSC or any of its Affiliates is not the sole manager, sole agent, sole initial purchaser or sole underwriter (if such date occurs prior to the Issuance Date) and (iv) 5:00 P.M. (New York City time) on October 15, 1998 (if such date occurs prior to the Issuance Date); provided, that if at any time on or after the date hereof an Event of Default shall have occurred and be continuing, the Purchaser may at its option terminate its Commitment by notice to the Company, such termination to be effective upon the giving of such notice; and provided further that each Commitment shall automatically terminate, without notice to the Company or any other action on the part of the Purchaser, upon the occurrence of any of the events specified in Sections 7.01(e) and 7.01(f) with respect to the Company.

                  (c) No Commitment is revolving in nature, and principal amounts of Notes prepaid in accordance with Section 2.06 may not be resold to the Purchaser hereunder.

                  Section 2.02. Takedown Procedures.

                  As partial consideration for the sale of stock and other transactions contemplated by the Reorganization, Recapitalization and Stock Purchase Agreement, dated as of June 29, 1998, among Black & Decker, TTSI and TTSI LLC, the Company shall deliver to the Purchaser a single Note representing the aggregate principal amount at the Maturity Date of Notes to be purchased by the Purchaser registered in the name of the Purchaser, or, if requested by the Purchaser, separate Notes in such other denominations and registered in such name or names as shall be designated by the Purchaser by notice to the Company at least one Business Day prior to the Issuance Date.

                  Section 2.03. Fees.

                  (a) The Company shall pay the Purchaser a fee of $375,000.

                  (b) On the first anniversary of the Issuance Date, the Company shall pay the Purchaser the Extension Fee.

                  Section 2.04. Mandatory Termination of Commitments.

                  Each Commitment shall terminate on the Expiration Date.

                  Section 2.05. Interest

                  (a) Each Note will accrete at the rate in effect under clause
(b), (c) or (e) of this Section, compounded quarterly to the Maturity Date, on each Interest Payment Date of each year in which such Note remains outstanding commencing with the first Interest Payment Date after the date of issuance thereof. No cash interest will be payable on the Notes prior to the Maturity Date. Interest on each Note shall be calculated at the rates per annum set forth below, and shall accrue from and including the most recent Interest Payment Date to which interest has been paid on such Note (or if no interest has accrued on such Note, from the date of issuance thereof) to but excluding the date on which payment in full of the principal sum of such Note has been made.

                  (b) The interest rate applicable to each Note shall be a floating rate per annum equal to the sum of (i) the Prime Rate in effect from time to time plus (ii) 2.00% plus (iii) an additional percentage amount equal to 1.00% from and including the Interest Payment Date falling on March 31, 1999 and increasing by 0.50% effective on each Interest Payment Date thereafter until the earlier of (x) the date the principal amount of, and accrued and unpaid interest on, if any, such Note is paid in full and (y) the first anniversary of the Issuance Date or, in any case, if less, the maximum rate permitted by applicable law. Interest on each Note will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

                  (c) The interest rate applicable to each Note commencing on the first anniversary of the Issuance Date shall be a floating rate per annum equal to greatest of (i) the sum of (A) the Prime Rate in effect from time to time plus (B) 4.00%, (ii) the sum of (A) the Treasury Rate plus (B) 7.00%, (iii) the sum of (A) the DLJ High Yield Composite Index plus (B) 3.00%, and (iv) the sum of (A) the interest rate applicable to such Note on the day immediately preceding the first anniversary of the Issuance Date plus (B) .50%, in each case, increasing by .50% on each Interest Payment Date thereafter until the date the principal amount of, and accrued and unpaid interest on, if any, such Note is paid in full.

                  (d) In addition to any adjustments to the Interest Rate set forth in subsections (b) and (c) of this Section 2.05, if, pursuant to the terms of the Debt Registration Rights Agreement, a Shelf

Registration with respect to the Notes either (i) has not been filed with the Commission on or prior to the 90th day following the first anniversary of the Issuance Date or (ii) has not been declared effective by the Commission on or prior to the 180th day following the first anniversary of the Issuance Date, then the Company shall pay liquidated damages thereafter of $.192 per week per $1,000 principal amount of Notes outstanding until the date on which the Shelf Registration is declared effective by the Commission. Following the effectiveness of the Shelf Registration, the Company shall also pay such liquidated damages beginning on the first date on which such Shelf Registration ceases to remain effective and shall continue at such increased interest rate until such Shelf Registration is again declared effective by the Commission.

                  (e) The Purchaser may, on the first anniversary of the Issuance Date, fix the interest rate on the Notes at a rate to be determined by the Purchaser in its sole discretion provided that such rate shall not exceed seventeen percent (17.00%).

                  (f) Notwithstanding anything to the contrary set forth above, at no time shall the per annum interest rate on the Notes exceed seventeen percent (17.00%), nor shall the per annum interest rate on the Notes be lower than ten percent (10.00%).

                  Section 2.06. Maturity of Notes; Prepayment of Notes.

                  (a) The Notes shall mature on the Maturity Date.

                  (b) The Company at its option may, upon ten days' written notice to the Holders, at any time, prepay all or any part of the Notes at a redemption price equal to 100.00% of the Accreted Value or the principal amount of the Notes, as the case may be, so prepaid together with any accrued interest to the date of prepayment, plus the Applicable Premium as of the date of prepayment if the interest rate has been fixed in accordance with Section 2.05(e).

                  (c) The Company shall, within five days of receipt by the Company or any of its Subsidiaries of the Net Cash Proceeds of any Permanent Financing and within thirty days of receipt by the Company or any of its Subsidiaries of the Net Cash Proceeds of any Asset Sale, in each case, to the extent not required to be used to repay the Subordinated Notes or Debt under the Senior Credit Facilities and not subject to any period during which the Company or any of its Subsidiaries may reinvest such proceeds prior to a requirement to repay Debt under the Senior Credit Facilities, redeem an amount of the Notes equal to the amount of such Net Cash Proceeds (less any amounts not required to be paid as a result of the requirement in subsection (d) of this Section 2.06), at a redemption price equal to 100.00% of the Accreted Value or the principal amount of the Notes, as the case may be, so prepaid together with accrued interest to the date of prepayment, plus the Applicable Premium as of the date of prepayment if the interest rate has been fixed in accordance with Section 2.05(e).

                  (d) Any prepayment of the Notes pursuant to Section 2.06(b) shall be in a minimum amount of at least $1,000,000 of Accreted Value, unless less than $1,000,000 of Accreted Value of the Notes remain outstanding, in which case all of the Notes must be prepaid. Any prepayment of the Notes pursuant to
Section 2.06(c) shall be in a minimum amount which is a multiple of $1,000 times the number of Holders at the time of such prepayment.

                  (e) Any partial prepayment shall be made so that the Notes then held by each Holder shall be prepaid in an amount which shall bear the same ratio, as nearly as may be, to the total amount being prepaid as the Accreted Value principal amount of such Notes, as the case may be, held by such Holder shall bear to the aggregate Accreted Value or principal amount of all Notes, as the case may be, then outstanding. In the event of a partial prepayment, upon presentation of any Note the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new Note in principal amount at the Maturity Date equal to the remaining outstanding portion of such Note.

                  Section 2.07. Taxes.

                  (a) For the purposes of this Section, the following terms have the following meanings:

                  "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Company pursuant to this Agreement or under any Note or any other Financing Document, and all liabilities with respect thereto, excluding, in the case of the Purchaser or any other Holder, taxes imposed on the net income of the Purchaser or such Holder and franchise or similar taxes imposed on the net income of the Purchaser or such Holder, by a jurisdiction under the laws of which the Purchaser or such Holder is organized or in which its principal executive office or the office holding any Notes or any Financing Document is located.

                  "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or any other Financing Document or from the execution, delivery, registration, recordation or enforcement of, or otherwise with respect to, this Agreement or any Note or any other Financing Document.

                  (b) All payments by the Company to or for the account of the Purchaser or any other Holder under any Financing Document shall be made without deduction for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payment, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Purchaser or such Holder (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, the Company shall make such deductions, the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and the Company shall promptly furnish to the Purchaser or such Holder (as the case may be) the original or a certified copy of a receipt or other documentation available to the Company evidencing payment thereof.

                  (c) The Company agrees to indemnify the Purchaser and each other Holder for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by the Purchaser or such Holder (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that the Company shall not be obligated to make any payment pursuant to this Section 2.07(c) in respect of penalties or interest attributable to any Taxes or Other Taxes, if written demand therefor has not been made by the Purchaser or such Holder (as the case may be) within 60 days from the date on which the Purchaser or Holder received written notice of the imposition of Taxes or Other Taxes by the relevant taxing authority, or for any additional imposition which may arise from the failure of the Purchaser or the Holder (as the case may be) to apply payments in accordance with the applicable tax law after the Company has made the payments required hereunder. After the Purchaser or a Holder (as the case may be) receives written notice of the imposition of Taxes, the Purchaser or Holder will act in good faith to notify the Company of its obligations thereunder as soon as reasonably possible.

                  (d) The Company shall have no obligation for Taxes under
Section 2.07(b) or Section 2.07(c) for or on account of:

                           (i) any Taxes (other than Other Taxes) that would not have been so imposed but for the existence of any present or former connection between the Purchaser or Holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member, or shareholder of, or possessor of a power over, the Purchaser, Holder or beneficial owner, if the Purchaser, Holder or beneficial owner is an estate, a trust, a partnership or corporation) and the jurisdiction imposing the Tax other than merely holding such Note or any Financing Document, or the receipt of payments in respect thereof, including, without limitation, the Purchaser, Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business or having a permanent establishment or other fixed base therein, or making or having made an election the effect of which is to subject the Purchaser, Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) to such Tax;

                           (ii) any Taxes in the nature of estate, inheritance or gift taxes;

                           (iii) any Tax that is imposed or withheld by reason of the failure of the Holder or beneficial owner of a Note to comply with a written request by the Company, addressed to such Holder or beneficial owner, to provide information concerning the nationality, residence or identity of such Holder or beneficial owner, if providing such information under a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Tax would result in a complete exemption from such Tax;

                           (iv) any Taxes imposed on any payment on a Note to a Holder that is a fiduciary or partnership or other than sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the payment of taxes had such beneficiary, settlor, member or beneficial owner directly received its beneficial or distributive share of such payment; and

                           (v) any combination of items (i) through (iv) above.

                  (e) If the Company determines in good faith that a reasonable basis exists for contesting the imposition of a Tax or Other Tax with respect to the Purchaser or a Holder, the Purchaser or Holder shall cooperate with the Company in challenging such Tax or Other Tax at the Company's expense (including, without limitation, any additional costs, expenses or Taxes incurred by the Purchasers or Holders, as the case may be, as a result of such contesting of such Taxes) if requested by the Company; provided, however, that nothing in this Section 2.07(e) shall require the Purchaser or Holder to submit to the Company any tax returns or any part thereof, or to prepare or file any tax returns other than as the Purchaser or Holder in it sole discretion shall determine.

                  (f) The Purchaser and each Holder agrees, to the extent reasonable and without material cost to it, to cooperate with the Company to minimize any amounts payable by the Company under this Section 2.07.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants to the Purchaser (both before and after giving effect to the Recapitalization) as set forth below:

                  Section 3.01. Corporate Existence and Power.

                  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted after the Recapitalization.

                  Section 3.02. Authorization, Execution and Enforceability.

                  (a) The execution, delivery and performance by the Company of the Financing Documents and the issuance of the Notes by the Company have been duly and validly authorized and are within its corporate powers. Each of the Financing Documents (other than the Notes) and the Material Recapitalization Documents to which it is a party has been duly authorized, executed and delivered by the Company and constitutes its valid and binding agreement enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and equitable principles of general applicability. When executed and delivered by the Company against payment therefor in accordance with the terms hereof, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and equitable principles of general applicability.

                  (b) The Warrants have been duly authorized by the Company and, when executed and authenticated pursuant to the terms of the Warrant Agreement and delivered to the Escrow Agent pursuant to the provisions of this Agreement, will be valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and equitable principles of general applicability.

                  (c) The Warrant Shares to be issued upon exercise of the Warrants have been duly authorized and reserved for issuance by the Company and will be issued at the times and in the manner required by the Warrant Agreement and, upon due exercise of a Warrant, the Warrant Shares issued will be validly issued, fully paid and nonassessable.

                  Section 3.03. Governmental Authorization.

                  The execution and delivery by the Company of each of the Financing Documents and the Material Recapitalization Documents to which it is a party did not and will not, the issuance and sale of the Notes and the Warrants and Warrant Shares by the Company will not, and the consummation of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except such actions and filings which (i) have been taken or made and remain in full force and effect, or (ii) if not taken or made, will not have a material adverse effect on the validity or enforceability of the Financing Documents and the Material Recapitalization Documents.

                  Section 3.04. Contravention.

                  Except as set forth on Schedule 3.04, the execution and delivery by the Company of the Financing Documents and the Material Recapitalization Documents to which it is a party did not and will not, the issuance and sale of the Notes and the Warrants and Warrant Shares by the Company will not, and the consummation of the transactions contemplated hereby and thereby will not, (A) contravene or constitute a default under or violation of any provision of (i) applicable law or regulation, (ii) the Company Corporate Documents or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its assets, except, in the case of clauses
(i) and (iii), for such contraventions, defaults or violations that would not reasonably be expected to result in a Material Adverse Effect, or (B) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than Liens created or imposed pursuant to the Senior Credit Facilities.

                  Section 3.05. Financial Information.

                  (a) (i) The combined balance sheets of the Company and its Subsidiaries as of December 31, 1995, December 31, 1996 and December 31, 1997 and the related combined statements of profit and loss and cash flows for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (collectively, the "Base Financial Statements"), audited by Ernst & Young (ii) the unaudited combined balance sheets of the Company and its Subsidiaries as of December 31, 1993 and December 31, 1994 and the related unaudited combined statements of profit and loss and cash flows for the fiscal years ended December 31, 1993 and December 31, 1994, and (iii) the unaudited interim combined balance sheets of the Company and its Subsidiaries as of June 30, 1997 and June 30, 1998 and the related combined interim statements of profit and loss and cash flows for the six moths ended June 30, 1997 and June 30, 1998, in the case of each of clauses (i), (ii) and (iii), have been prepared in conformity with U.S. GAAP, fairly present the combined financial position of such entities as of each such date and their combined results of operations, changes in stockholders' equity and cash flows for each such period.

                  (b) The pro forma combined balance sheets as of December 31, 1997 and June 30, 1998 and the related pro forma combined statements of profit and loss for the fiscal year ended December 31, 1997 and the six months ended June 30, 1998 have been prepared on a basis consistent with the Base Financial Statements of the Company and its Subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Recapitalization; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Securities Act.

                  (c) There has occurred no material adverse change in the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole, since December 31, 1997.

                  Section 3.06. Litigation.

                  There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, any Plan or any fiduciary of any Plan before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a material adverse effect on the Financing Documents or the Recapitalization.

                  Section 3.07. Environmental Matters.

                  Except as provided on Schedule 3.07 and except to the extent that the following would not reasonably be expected to result in a Material Adverse Effect:

                  (a) No property owned, leased or operated by the Company or any of its Subsidiaries is affected by any Hazardous Materials Contamination.

                  (b) No asbestos or asbestos-containing materials are present on any of the properties now or previously owned, leased or operated by the Company or any of its Subsidiaries.

                  (c) No polychlorinated biphenyls in regulated concentrations are located on or in any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device.

                  (d) No underground storage tanks are located on any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, or were located on any such property and subsequently removed or filled.

                  (e) No written notice, notification, demand, CERCLA-related request for information, complaint, citation, summons, investigation, administrative order, consent order or consent agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination has been issued to the Company or is pending, as the case may be, or, to the Company's knowledge, proposed, threatened or anticipated, in each case, with respect to or in connection with the operation of any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries. Except to the extent the following would not result in a Material Adverse Effect, all such properties and their existing and prior uses by the Company, and, to the Company's knowledge, the uses of the properties prior to the Company's ownership, lease or operation comply and at all times have complied with any applicable governmental requirements relating to environmental matters or Hazardous Materials and there is no condition on any of such properties which is in violation of any applicable governmental requirements relating to Hazardous Materials, and neither the Company nor any of its Subsidiaries has received any communication from or on behalf of any governmental authority that any such condition exists.

                  (f) For purposes of this Section 3.07, the terms "Company" and "Subsidiary" shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of the Company or any Subsidiary to the extent the Company would be liable for the liabilities of such predecessor under any applicable Environmental Laws.

                  Section 3.08. Taxes.

                  (a) All income tax returns and all other tax returns which are required to be filed by or on behalf of the Company and its Subsidiaries have been filed and all taxes shown as due on such returns have been paid or adequate reserves have been established on the books of the Company, except to the extent that the failure to file any such returns or pay any such taxes would not reasonably be expected to result in a Material Adverse Effect and except for any such taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with U.S. GAAP. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with U.S. GAAP.

                  (b) There is no tax, levy, impost, deduction, charge or withholding imposed by any governmental instrumentality either (i) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of any Financing Document or (ii) on any payment to be made by the Company pursuant to any Financing Document. The Company is permitted under applicable laws to pay any additional amounts payable by it under Section 2.07.

                  Section 3.09. Subsidiaries.

                  Other than those listed on Schedule 3.09, the Company has no Subsidiaries.

                  Section 3.10. Governmental Regulations.

                  None of the Company or any of its Subsidiaries is or will be subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any other statute, rule or regulation limiting its ability to incur Indebtedness for borrowed money.

                  Section 3.11. Full Disclosure.

                  The information heretofore furnished by the Sponsors or the Company to the Purchaser in writing for purposes of or in connection with the Financing Documents or any transaction contemplated hereby does not, and all such information hereafter furnished by the Sponsors or the Company to the Purchaser will not (in each case as amended or supplemented and taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading. The Company has disclosed to the Purchaser any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, assets or financial position of the Company or the ability of the Company to perform its obligations under the Financing Documents or to complete the Permanent Financing.

                  Section 3.12. Capitalization.

                  At the Issuance Date, after giving effect to the Recapitalization, the capitalization of the Company will be as set forth on
Schedule 3.12. All of the issued and outstanding shares of Common Stock are, and, as of the time of the closing of the Recapitalization, will be, validly issued, fully paid and nonassessable and free and clear of any Lien or other right or claim (other than Liens created under the Senior Credit Facilities) and except as contemplated in the Stockholders' Agreement, the holders thereof are not entitled to any preemptive or other similar rights. Except for the Material Recapitalization Documents or as set forth on Schedule 3.12, there are no subscriptions, options, warrants, rights, convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which the Company is required to issue any shares of its capital stock.

                  Section 3.13. Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Notes. Neither the Company nor any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Notes or any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither the Company nor any person acting on its behalf other than the Purchaser and its Affiliates will sell or offer for sale to any Person any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes within the provisions of Section 5 of the Securities Act.

                  Section 3.14. Non-fungibility. When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are (i) listed on a national securities exchange registered under Section 6 of the Exchange Act or (ii) quoted in a U.S. automated inter-dealer quotation system.

                  Section 3.15. Permits. Except to the extent any of the following would not result in a Material Adverse Effect: (a) the Company and its Subsidiaries have all Permits as are necessary for the conduct of their respective businesses as it has been carried on; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other impairment of the rights of the holder of any such Permit; and (d) each of the Company and its Subsidiaries has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

                  Section 3.16. Representations in Other Financing Documents and in Material Recapitalization Documents.

                  (a) Each of the representations and warranties of the Company set forth in any of the other Financing Documents is true and correct in all material respects.

                  (b) Each of the representations and warranties of the Company set forth in any of the Material Recapitalization Documents is true and correct in all material respects.

                  Section 3.17. No Undisclosed Liabilities.

                  Neither the Company nor any of its Subsidiaries has any material liability (absolute or contingent) except (A) those shown on the financial statements described in Sections 6.01(a) and (b) and (B) those incurred under the Financing Documents.

                  Section 3.18. ERISA Matters.

                  During the twelve consecutive months ending on the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Qualified Plan, and no contribution failure has occurred with respect to any Qualified Plan sufficient to give rise to a Lien under section 302(f) of ERISA, which, in the aggregate, is reasonably expected to lead to liability on the part of the Company or any ERISA Affiliate in excess of $1,000,000. No condition exists or event or transaction has occurred with respect to any Qualified Plan which could reasonably be expected to result in the incurrence by the Company of any material liability, fine or penalty other than as could not reasonably be expected to have a Material Adverse Effect. Since the date of the last period covered by the Base Financial Statements, none of the Company, any Subsidiary or any ERISA Affiliate has taken any action that could be expected to increase (i) any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in part 6 of Subtitle B of Title I of ERISA or (ii) any contingent liability with respect to any Qualified Plan or Multiemployer Plan, except as would not have a Material Adverse Effect.

                                   ARTICLE 4.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Section 4.01. Purchase for Investment; Authority; Binding
                                Agreement.

                  The Purchaser represents and warrants to the Company that:

                  (a) the Purchaser is an Accredited Investor within the meaning of Rule 501(a) under the Securities Act and the Notes to be acquired by it pursuant to this Agreement are being acquired for its own account without a view toward distribution and the Purchaser will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Notes unless pursuant to a transaction either registered under, or exempt from registration under, the Securities Act;

                  (b) the execution, delivery and performance of this Agreement and the purchase of the Notes pursuant hereto are within the Purchaser's corporate powers and have been duly and validly authorized by all requisite corporate action;

                  (c) this Agreement has been duly executed and delivered by the Purchaser;

                  (d) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms; and

                  (e) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and the Purchaser is capable of bearing the economic risks of such investment.

                                   ARTICLE 5.
                        CONDITIONS PRECEDENT TO PURCHASE

                  Section 5.01. Conditions to Purchaser's Obligation at
                                Takedown.

                  The obligation of the Purchaser to purchase the Notes to be issued and sold by the Company on the Issuance Date is subject to the satisfaction of the following conditions contemporaneously with such purchase:

                  (a) (i) Each of the conditions to the parties' obligations under the Material Recapitalization Documents shall have been satisfied or, with the prior written consent of the Purchaser, waived and (ii) the Recapitalization shall have been completed on the terms set forth in the Material Recapitalization Documents (as such terms may have been amended or waived with the consent of the Purchaser).

                  (b) The Purchaser shall have received executed copies of each of the Material Recapitalization Documents, the Financing Documents and the Stockholders' Agreement, each of which shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchaser.

                  (c) There shall exist no action, suit, investigation, litigation or proceeding pending or to the Company's knowledge threatened in any court or before any arbitrator or any governmental instrumentality that could reasonably be expected to (A) have a material adverse effect on any Financing Document, the Material Recapitalization Document, the Notes or the Recapitalization or any of the other transactions contemplated thereby or hereby or (B) result in a Material Adverse Effect.

                  (d) The Purchaser shall have received evidence satisfactory to them of the substantially simultaneous repayment in full of all existing Debt of the Company and its Subsidiaries (other than Debt permitted under Sections 6.08) and the termination of each existing Lien on any asset securing any such Debt.

                  (e) The Purchaser shall have received opinions, dated on or prior to the Issuance Date, of Kirkland & Ellis, special counsel for the Company, in the form and substance satisfactory to the Purchaser.

                  (f) All fees and expenses payable to the Purchaser hereunder shall have been paid in full.

                  (g) The representations and warranties of the Company contained in the Financing Documents shall be true and correct in all material respects on and as of the Issuance Date as if made on and as of such date and the Company shall have performed and complied with all covenants and agreements required by the Financing Documents to be performed by it or complied with by it at or prior to the Issuance Date.

                  (h) There shall not exist any Default.

                  (i) The Purchaser shall have received the Notes to be issued on the Issuance Date, duly executed by the Company in the denominations and registered in the names specified in or pursuant to Section 2.02.

                  (j) The capitalization, tax and corporate and ownership structure (including the articles of incorporation and by-laws) of the Company and its Subsidiaries before and after the consummation of the Recapitalization shall be consistent with that set forth in documents provided to the Purchaser prior to the date hereof or shall otherwise be satisfactory to the Purchaser in all material respects.

                  (k) The Purchaser shall have received a certificate of the Secretary or Assistant Secretary of the Company, dated as of a date reasonably satisfactory to the Purchaser, certifying (A) (i) that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of the Company, authorizing (1) the execution, delivery and performance of the Financing Documents to which it is a party, and (2) the transactions contemplated hereby, and (ii) that such resolutions have not been amended, modified, revoked or rescinded, (B) as to the incumbency and specimen signature of each officer executing any Financing Documents on its behalf, and
(C) true and complete copies of its constituent documents, and such certificates and the resolutions attached thereto shall be in form and substance satisfactory to the Purchaser.

                  (l) Pursuant to the terms of the Escrow Agreement, the Company shall have executed and delivered to the Escrow Agent fully authenticated Warrants, unregistered or registered in blank, representing the right to purchase at any time up to an aggregate of 2.1% of the fully-diluted common stock of the Company, calculated after giving effect to the transactions occurring on or prior to the Issuance Date (the "Warrant Shares"), exercisable for a period of seven years at a price equal to $.01 per share.

                  (m) All matters relating to the transactions contemplated by this Agreement, the Financing Documents, the Purchase Agreement, the Senior Credit Facilities, the Stockholders' Agreement and the transactions contemplated hereby and thereby shall be satisfactory to the Purchaser in its discretion, and the Purchaser shall have received such additional certificates, legal and other opinions and documentation as they shall reasonably request.

                                   ARTICLE 6.
                                    COVENANTS

                  The Company agrees that, from and after the Issuance Date and so long as any Notes remain outstanding and unpaid, and for the benefit of the Purchaser and the Holders:

                  Section 6.01. Information.

                  The Company will deliver to the Purchaser:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Commission by independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statement of income for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter and the related consolidated statement of cash flow for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to footnote presentation and normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Company and, if required, with footnote reconciliation to U.S. GAAP;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 6.08 through 6.11, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                  (e) within five days after any executive officer of the Company obtains knowledge of a Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (f) promptly upon the filing thereof, copies of all applications, registration statements or reports which the Company or any of its Subsidiaries shall have filed with the Commission or any other national or international stock exchange;

                  (g) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any of its Subsidiaries is a party in which the amount involved is $1,000,000 or more;

                  (h) promptly following the occurrence thereof, notice and a description in reasonable detail of any material adverse change in the business, assets or financial position of the Company and its Subsidiaries taken as a whole;

                  (i) promptly following the occurrence thereof, notice and a copy of any amendment entered into with respect to the Senior Credit Facilities; and.

                  (j) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Purchaser may reasonably request.

                  Section 6.02. Payment of Obligations.

                  The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, material obligations and liabilities, including, without limitation, tax liabilities, at or before such obligations and liabilities become due, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with U.S. GAAP, appropriate reserves for the accrual of any of the same.

                  Section 6.03. Insurance.

                  The Company shall, and shall cause each of its Subsidiaries to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including (i) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about in connection with the use of any properties owned, occupied or controlled by it and (ii) business interruption insurance; and maintain such other insurance as may be required by law.

                  Section 6.04. Conduct of Business and Maintenance of
Existence.

                  The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except that (i) the Company may discontinue any immaterial line of business of the Company and its Subsidiaries if the Board of Directors of the Company determines that such discontinuation is in the best interests of the Company and not disadvantageous to the holder of any Note and (ii) nothing in this Section 6.04 shall prohibit the merger or consolidation of any wholly-owned Subsidiary of the Company with or into any other wholly-owned Subsidiary of the Company.

                  Section 6.05. Compliance with Laws.

                  (a) The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder where noncompliance could reasonably be expected to have a Material Adverse Effect).

                  (b) The Company will take all actions to ensure that (i) the obligations of the Company under the Financing Documents are at all times valid, binding and enforceable against the Company in accordance with their terms under all applicable laws, and (ii) the Financing Documents may be admitted into evidence in any relevant jurisdiction.

                  Section 6.06. Inspection of Property, Books and Records.

                  The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Purchaser at reasonable times and intervals, and upon reasonable notice, but, unless an Event of Default shall have occurred and be continuing, not more frequently than once in each fiscal year, to visit its corporate offices, to discuss its financial matters with its officers and, only in the presence of a representative of the Company (whose attendance at such discussion cannot be unreasonably refused), its independent public accountants (and the Company hereby authorizes such independent public accountants to discuss the Company's financial matters with the Purchaser or its representatives, so long as a representative of the Company is present) and to examine any of its books or other financial records.

                  Section 6.07. Investment Company Act.

                  The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under the Investment Company Act of 1940, as amended.

                  Section 6.08. Limitation on Debt.

                  Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist any Debt, except:

                  (a) Debt outstanding on the date of this Agreement (other than Debt incurred under the Senior Credit Facilities and the Subordinated Notes) and identified in Schedule 6.08 and refinancings and replacements thereof in a principal amount not exceeding the principal amount of the Debt so refinanced or replaced on terms no less favorable to the Holders of the Notes than those in place on the date of this Agreement and with an average life to maturity of not less than the then average life to maturity of the Debt so refinanced or replaced;

                  (b) Debt of the Company evidenced by the Notes and Debt of TTSI evidenced by the Subordinated Notes;

                  (c) Debt under the Senior Credit Facilities, in a principal amount not to exceed $50,000,000 (in addition to Debt incurred under clause (f) below);

                  (d) Debt owing to the Company or a Subsidiary;

                  (e) Debt incurred by the Company or any of its Subsidiaries that is represented by Capital Lease Obligations, mortgage financings or purchase money obligations; provided, that the amount of such Debt does not exceed 90% of the fair market value of the asset so financed and that the maximum aggregate amount of all Debt permitted under this clause (e) shall not at any time exceed $1,000,000;

                  (f) Debt incurred by the Company or any of its Subsidiaries in connection with the Grafalloy Transaction in an amount not to exceed $7,500,000 (which may be borrowed pursuant to the Senior Credit Facilities);

                  (g) other unsecured Debt of the Company and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $1,000,000;

                  (h) other Debt the Net Cash Proceeds of which are applied in accordance with Section 2.06 to prepay all amounts owing under the Notes; and

                  (i) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging:
(i) interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Agreement to be outstanding; (ii) exchange rate risk with respect to any agreement or Indebtedness of such Person payable in a currency other than U.S. dollars; or (iii) commodities risk relating to commodities agreements, entered into in the ordinary course of business, for the purchase of raw material used by the Company and its Subsidiaries.

                  Section 6.09. Restricted Payments; Voluntary Prepayments.

                  (a) The Company will not declare or make any Restricted Payment other than Restricted Payments contemplated in connection with the Recapitalization; provided, however, the foregoing will not prohibit the purchase, redemption, retirement or acquisition of any equity securities of the Company or any of its Subsidiaries from any officer, director or employee (whether current or former) of the Company or any of its Subsidiaries pursuant to any subscription agreement, incentive plan, employment agreement, stockholders agreement or similar agreement; provided, however, the aggregate amount paid shall not exceed (i) $1,000,000 in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum (without giving effect to clause (ii)) of $2,000,000 in any fiscal year, plus (ii) the aggregate cash proceeds received by the Company from any issuance or reissuance of any equity securities of the Company or any of its Subsidiaries to any officer, director or employee of the Company or any of its Subsidiaries.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, optionally redeem, retire, purchase, acquire, defease or otherwise make any payment, other than required interest payments, in respect of any Debt which is subordinated to or pari passu with the Notes, other than payments in respect of Debt owing to the Company or a Subsidiary.

                  Section 6.10. Investments.

                  The Company will not, and will not permit any of its Subsidiaries to, make or acquire any Investment in any Person other than (i) Investments in existence on the date hereof and identified on Schedule 6.10;
(ii) Investments in Cash Equivalents; (iii) Investments made after the date hereof in Persons which are direct or indirect Subsidiaries immediately after such Investment is made; (iv) Investments in the form of loans to officers, directors and employees of the Company and its Subsidiaries for the sole purpose of purchasing common stock of the Company (or purchases of such loans made by others) in an aggregate amount at any time outstanding not to exceed $1,000,000;
(v) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.18 hereof; (vi) any acquisition of assets solely in exchange for the issuance of Common Stock of the Company and (vii) the Grafalloy Transaction, provided, such Investment does not exceed an aggregate fair market value of $7,500,000. Without limiting the generality of the foregoing, the Company will not make, or permit any of its Subsidiaries to make, any Business Acquisition other than (i) the Grafalloy Transaction and (ii) any Business Acquisition with respect to which the consideration paid by the Company consists solely of Common Stock.

                  Section 6.11. Negative Pledge.

                  The Company will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) the Liens identified on Schedule 6.11;

                  (b) other Liens approved by the Majority Holders securing Debt permitted by Section 6.08;

                  (c) Liens securing the Senior Credit Facilities;

                  (d) Liens securing Debt permitted by Sections 6.08(e) and 6.08(i); and

                  (e) Liens arising in the ordinary course of its business which
(i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $1,000,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Company and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of its business.

                  Section 6.12. Transactions with Affiliates.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate, as determined, in the case of any transaction with a value of $1,000,000 or more, in good faith by the Board of Directors of the Company; provided, that no determination of the Board of Directors shall be required with respect to any of the following: (i) transactions entered into in the ordinary course of business; (ii) transactions entered into in connection with the execution or performance of the Company's obligations under the Management Services Agreement; (iii) any transaction among True Temper Funding, Inc. or any of its Affiliates on the one hand and the Company on the other hand; and (iv) the Grafalloy Transaction.

                  Section 6.13. Consolidations, Mergers and Sales of Assets; Ownership of Subsidiaries.

                  (a) Neither the Company nor any of its Subsidiaries will consolidate or merge with or into any other Person; provided, that (i) any wholly-owned Subsidiary of the Company may merge or consolidate with or into any other wholly-owned Subsidiary and (ii) the Company or any Subsidiary may merge with an Affiliate for the sole purpose of reincorporating in a new jurisdiction. The Company will not, and will not permit its Subsidiaries to, sell, lease or otherwise transfer, directly or indirectly, any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person.

                  (b) The Company will at all times continue to own, directly or indirectly, 100% of the capital stock of each Person which is a wholly-owned Subsidiary of the Company on the date hereof.

                  Section 6.14. Use of Proceeds.

                  The proceeds from the issuance and sale of the Notes by the Company pursuant to this Agreement shall be used to fund the Recapitalization and to pay related fees and expenses.

                  Section 6.15. Restrictions on Certain Amendments.

                  The Company will not amend or waive, or suffer to be amended or waived, any Corporate Document or any Material Recapitalization Document from the respective forms thereof delivered to the Purchaser pursuant to Section 5.01 in a way which has a material adverse effect on the Holders or the Purchaser without the prior written consent of the Purchaser.

                  Section 6.16. Limitation on Sales of Assets and Subsidiary
                                Stock.

                  The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement with respect to or consummate any Asset Sale, unless (a) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, that any securities sold for cash within 30 days of the consummation of such Asset Sale shall be considered cash for purposes hereof and
(y) the consideration received by the Company is at least equal to the fair market value of the assets or property sold, transferred or otherwise disposed of (as determined in good faith by the Board of Directors of the Company) and the Net Cash Proceeds thereof are applied in accordance with Section 2.06(c).

                  Section 6.17. Sale and Leaseback Transactions.

                  The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction.

                  Section 6.18. Assumed Debt.

                  At all times during the 45 days following the Issuance Date, the Company shall have unused revolving commitments available for drawing under the Senior Credit Facilities and/or letters of credit under the Senior Credit Facilities in a principal amount equal to the outstanding principal amount of all outstanding Debt set forth on Schedule 6.08 with respect to which any default or event of default exists on the Issuance Date. If any such default or event of default with respect to any such outstanding Debt is not cured or waived on or prior to the date occurring 45 days after the Issuance Date, the Company shall pay or cause to be paid the principal amount of such Debt outstanding on such 45th day.

                  Section 6.19. Business Activities.

                  The Company will not, and will not permit any Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

                                   ARTICLE 7.
                                EVENTS OF DEFAULT

                  Section 7.01. Events of Default Defined; Acceleration of Maturity; Waiver of Default.

                  In case one or more of the following (each, an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall have occurred and be continuing:

                  (a) default in the payment of all or any part of the principal or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

                  (b) [Reserved]; or

                  (c) failure on the part of the Company for 30 days after written notice from a Holder to observe or perform any of the covenants contained in Sections 6.07 through 6.19 of this Agreement; or

                  (d) failure on the part of the Company to observe or perform any other of the covenants or agreements contained in the Financing Documents, if such failure shall continue for a period of 30 days after the date on which written notice thereof shall have been given to the Company by a Holder; or

                  (e) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (f) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company or any of its Significant Subsidiaries under the bankruptcy laws as now or hereafter in effect in any jurisdiction; or

                  (g) there shall be a default in respect of any Debt of the Company or any of its Significant Subsidiaries (other than such defaults existing with respect to the Debt set forth on Schedule 3.04 during the period ending on the date that is 45 days after the Issuance Date) in an aggregate principal amount in excess of $1,000,000 whether such Debt now exists or shall hereafter be created (excluding the Notes) if such default results in acceleration of the maturity of such Debt; or the Company or any of its Subsidiaries shall fail to pay at maturity any such Debt whether such Debt now exists or shall hereafter be created; or

                  (h) a final judgment for the payment of money which exceeds $1,000,000 shall be rendered against the Company or any of its Subsidiaries by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final; or

                  (i) any representation, warranty, certification or statement made or deemed made by the Company or any of its Subsidiaries in any Financing Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Financing Document shall prove to have been untrue in any material respect when made or deemed made; or

                  (j) a Change of Control has occurred; or

                  (k) any of the Financing Documents shall for any reason fail to constitute the valid and binding agreement of the Company; or

                  (l) any of the following events, to the extent that such events, singly or in the aggregate, could reasonably be expected to give rise to a liability of the Company, any Subsidiary or any ERISA Affiliate in excess of $1,000,000: (i) the Company, any Subsidiary or any ERISA Affiliate shall fail to pay when due any amount or amounts, which such entity shall have become liable to pay under Title IV of ERISA; (ii) notice of intent to terminate a Qualified Plan shall be filed under Title IV of ERISA by the administrator of any Plan, the Company, any Subsidiary, any ERISA Affiliate or any combination of the foregoing; (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, impose liability (other than for premiums due under Section 4007 of ERISA and not in default) in respect of or cause a trustee to be appointed to administer, any Plan; (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Qualified Plan (other than the Formica Corporation Employee Retirement Plan) be terminated; or (v) the Company, any Subsidiary or any ERISA Affiliate shall incur a partial or complete withdrawal from a Multiemployer Plan; then, and in each and every such case (other than under clauses (e) and (f) with respect to the Company), unless the principal of all the Notes shall have already become due and payable, the Majority Holders (or, if at such time the Purchaser no longer hold at least 50% of the aggregate outstanding principal amount of the Notes, Holders of at least 33 1/3% of the aggregate outstanding principal amount of the Notes), by notice in writing to the Company and the agent bank under the Senior Credit Facilities, may declare the entire principal amount of the Notes together with accrued interest thereon to be immediately due and payable; provided that (a) for so long as the Senior Credit Facilities are in effect, such acceleration shall not become effective until the earlier of (i) five Business Days after the notice of acceleration is given to the Administrative Agent and (ii) the date on which the Debt under the Senior Credit Facilities is accelerated; and, (b)for as long as the Subordinated Notes are outstanding, such acceleration shall not become effective until the earlier of (i) five Business Days after the notice of acceleration is given to the holders of Subordinated Notes (or their representatives), and (ii) the date on which the Debt under the Subordinated Notes is accelerated. If an Event of Default specified in clauses (e) or (f) occurs, the principal of and accrued interest on the Notes will be immediately due and payable without any notice, declaration or other act on the part of the Holders. The Majority Holders may annul any such notice of acceleration or past Defaults (other than monetary Defaults not yet cured) by delivering a notice of annulment to the Company and the Administrative Agent. If an Event of Default shall occur and be continuing, the Purchaser shall have the right to appoint one
(1) representative to serve as a member of the Company's Board of Directors; provided, however, that such right shall terminate if the Purchaser no longer holds at least 50% of the aggregate outstanding principal amount of the Notes.

                                   ARTICLE 8.
                             LIMITATION ON TRANSFERS

                  Section 8.01. Restrictions on Transfer.

                  From and after the Issuance Date, none of the Notes shall be transferable except upon the conditions specified in Sections 8.02 and 8.03, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Notes or any interest therein. The Purchaser will cause any proposed transferee of any Notes (or any interest therein) held by it to agree to take and hold such Notes (or any interest therein) subject to the provisions and upon the conditions specified in this Section 8.01 and in Sections 8.02 and 8.03.

                  Section 8.02. Restrictive Legends.

                  (a) Each Note issued to the Purchaser or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 8.02(b) or Section 8.03) include a legend in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF SEPTEMBER 30, 1998, A COPY OF WHICH MAY BE
                  OBTAINED FROM THE ISSUER OF THIS SECURITY AT ITS
                  PRINCIPAL EXECUTIVE OFFICE.

                  (b) Any Holders of Notes registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Notes on transfer for new securities that shall not bear the legend set forth in paragraph (a) of this Section 8.02.

                  Section 8.03.     Notice of Proposed Transfers.

                  (a) Five Business Days prior to any proposed Transfer (other than Transfers of Notes (i) registered under the Securities Act, (ii) to an Affiliate of DLJSC or a general partnership in which DLJSC, or any of its Affiliates is one of the general partners or (iii) to be made in reliance on Rule 144A under the Securities Act) of any Notes, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, and shall be accompanied by (i) an opinion of counsel reasonably satisfactory to the Company addressed to the Company to the effect that the proposed Transfer of such Notes may be effected without registration under the Securities Act, (ii) such representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (iii) such letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the holder to the Company. Each Note transferred as above provided shall bear the legend set forth in Section 8.02(a) except that such Note shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on Transfer in Sections 8.01 through
8.03 are required in order to ensure compliance with the provisions of the Securities Act.

                  (b) Five Business Days prior to any proposed Transfer of any Notes to be made in reliance on Rule 144A under the Securities Act ("Rule 144A"), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer and certifying that such Transfer will be made (i) in full compliance with Rule 144A and (ii) to a transferee that (A) such holder reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A and (B) is aware that such Transfer will be made in reliance on Rule 144A. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, whereupon the holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the holder to the Company. Each Note transferred as above provided shall bear the legend set forth in Section 8.02(a).

                                   ARTICLE 9.
                                  MISCELLANEOUS

                  Section 9.01. Notices.

                  All notices, demands and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereinafter specify for the purpose. Each such notice, demand or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified on the signature page hereof, or (ii) if given by overnight courier, addressed as aforesaid or by any other means, when delivered at the address specified in this Section.

                  Section 9.02. No Waivers; Amendments.

                  (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

                  (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the consent of each Holder of any Note affected thereby, an amendment, supplement or waiver may not (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (b) reduce the rate or extend the time for payment of interest on any Note, (c) reduce the principal amount of or extend the stated maturity of any Note or (d) make any Note payable in money or property other than as stated in the Notes. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, consent, or waiver as provided in this Agreement or in the Notes, Notes which are owned by the Company or any other obligor on or guarantor of the Notes, or, except for DLJSC and its Affiliates by any Person controlling, controlled by, or under common control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided, further, that no such amendment, supplement or waiver which affects the rights of the Purchaser and its Affiliates otherwise than solely in their capacities as Holders of Notes shall be effective with respect to them without their prior written consent.

                  Section 9.03. Indemnification.

                  (a) The Company (the "Indemnifying Party") agrees to indemnify and hold harmless the Purchaser, its Affiliates, and each Person, if any, who controls the Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (a "Controlling Person"), and the respective partners, agents, employees, officers and directors of the Purchaser, its Affiliates and any such Controlling Person (each an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto) arising out of, or in connection with any activities contemplated by this Agreement or any other services rendered in connection herewith, including, but not limited to, losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or any alleged untrue statement of a material fact or any omission or any alleged omission to state a material fact in any of the disclosure or offering or confidential information documents (the "Disclosure Documents") pertaining to any of the transactions or proposed transactions contemplated herein, including any eventual refinancing or resale of the Notes, provided, that the Indemnifying Party will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result solely from such Indemnified Party's gross negligence, willful misconduct or bad faith. The Indemnifying Party also agrees that (i) no Purchaser shall have liability (except for breach of provisions of this Agreement) for claims, liabilities, damages, losses or expenses, including legal fees, incurred by the Indemnifying Party in connection with this Agreement, unless they are determined by final judgment of a court of competent jurisdiction to result from the Purchaser's gross negligence, willful misconduct or bad faith and (ii) no Purchaser shall in any event have any liability to the Company on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, or in connection with, or as a result of this Agreement.

                  (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying

Party shall, if requested by such Indemnified Party or if the Indemnifying Party desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligations the Indemnifying Party may have to such Indemnified Party under this Agreement or otherwise unless the Indemnifying Party is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Indemnifying Party has failed to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchaser. The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party (which shall not be unreasonably withheld) and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reasons of settlement of any action effected with the consent of the Indemnifying Party. In addition, the Indemnifying Party will not, without the prior written consent of the Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchaser and the other Indemnified Parties, reasonably satisfactory in form and substance to the Purchaser, from all liability arising out of such action, claim, suit or proceeding.

                  (c) If for any reason the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying the Indemnified Party, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and by the Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Purchaser on the other, but also the relative fault of the Indemnifying Party and the Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 9.03, the aggregate contribution of all Indemnified Parties shall not exceed the amount of fees actually received by the Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Indemnifying Party on the one hand and the Purchaser on the other with respect to the transactions contemplated hereby shall be deemed to be in the same proportion as (i) the aggregate principal amount of Notes issued by the Company bears to (ii) the fees actually received by the Purchaser pursuant to this Agreement. The relative fault of the Indemnifying Party on the one hand and the Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Indemnified Party shall have any liability to the Indemnifying Party or any other person in connection with the services rendered pursuant to the Commitment except for the liability for claims, liabilities, losses or damages finally determined by a court of competent jurisdiction to have resulted from action taken or omitted to be taken by such Indemnified Party in bad faith or to be due to such Indemnified Party's willful misconduct, or gross negligence. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 9.03 (i) shall be in addition to any liability the Indemnifying Party may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the payment in full of the Notes and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any other Indemnified Party.

                  Section 9.04. Expenses.

                  The Company agrees to pay all reasonable out-of-pocket costs, expenses and other payments in connection with the purchase and sale of the Notes as contemplated by this Agreement including without limitation (i) reasonable fees and disbursements of special counsel and any local counsel for the Purchaser incurred in connection with the preparation of this Agreement,
(ii) all reasonable out-of-pocket expenses of the Purchaser, including reasonable fees and disbursements of counsel, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Purchaser and each Holder of Notes, including reasonable fees and disbursements of a single counsel (which counsel shall be selected by the Purchaser if the Purchaser is a Holder of Notes when such Event of Default occurs), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  Section 9.05. Payment.

                  The Company agrees that, so long as the Purchaser shall own any Notes purchased by it from the Company hereunder, the Company will make payments to the Purchaser of all amounts due thereon by wire transfer by 1:00 P.M. (New York City time) on the date of payment to such account as is specified beneath the Purchaser's name on the signature page hereof or to such other account or in such other similar manner as the Purchaser may designate to the Company in writing.

                  Section 9.06. Confidentiality.

                  The Purchaser shall not use confidential information obtained from the Company by virtue of the transactions contemplated by this Agreement or their other relationships with the Company in connection with the performance by the Purchaser of services for other companies, and the Purchaser shall not furnish any such information to other companies. The Purchaser has no obligation to use in connection with the transactions contemplated by this Agreement, or to furnish to the Company, confidential information obtained from other companies.

                  Section 9.07. Successors and Assigns.

                  This Agreement shall be binding upon and shall inure to the benefit of the Company, the Purchaser, the holders of Debt and under the Senior Credit Facilities and their respective successors and assigns; provided that the Company may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to the Purchaser and its Affiliates, or to Holders are for the express benefit of such Persons.

                  Section 9.08. Brokers.

                  The Company represents and warrants that, except for DLJSC, it has not employed any broker, finder, financial advisor or investment banker who might be entitled to any brokerage, finder's or other fee or commission in connection with the Recapitalization or the sale of the Notes.

                  Section 9.09. New York Law; Submission to Jurisdiction; Waiver
                                of Jury Trial.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 9.10. Severability.

                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 9.11. Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.


                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                          TRUE TEMPER CORPORATION



                                          By:
                                             ---------------------------------

                                                   Name:
                                                   Title:

                                          Address for Notices:

                                          True Temper Corporation
                                          8275 Tournament Drive, Suite 200
                                          Memphis, TN  38125
                                          Attention:  Chief Financial Officer

                                          with a copy to:

                                          Kirkland & Ellis
                                          153 East 53rd Street
                                          New York, NY  10022
                                          Attention:  Frederick Tanne

PURCHASER:
Commitment:
$25,000,000 [Initial Accreted Value]

                                             {EMHART, INC.}


                                              By:
                                                 ------------------------

                                                       Name:
                                                       Title:

                                              Address for Notices:

                                              C/O The Black & Decker Corporation
                                              701 East Joppa Road
                                              Towson, MD 21286
                                              Attention: Chief Financial Officer
                                              Telecopy:  (410) 716-3318

                                              with a copy to:

                                              Miles & Stockbridge P.C.
                                              10 Light Street
                                              Baltimore, MD 21202
                                              Attention: Glenn C. Campbell

                                              Wiring Instructions:

                                              ABA#

                                              A/C#
                                              for further credit to
                                              A/C#
                                              Attention:

                                  SCHEDULE 3.04
                                  CONTRAVENTION


                                      NONE

                                  SCHEDULE 3.07
                              ENVIRONMENTAL MATTERS


All matters set forth in the reports entitled "Environmental Review, True Temper Sports, Inc., 8706 Deerfield Drive, Olive Branch, Mississippi 38654" and "Environmental Review, True Temper Sports, Highway 25 South, Amory, Mississippi 38821" prepared by Strata Environmental, copies of which have been provided to Purchaser.

                                  SCHEDULE 3.09
                                  SUBSIDIARIES


                True Temper Sports, Inc., a Delaware corporation

                                  SCHEDULE 3.12
                           CAPITALIZATION OF HOLDINGS


                                  SEE ATTACHED

                                  SCHEDULE 6.08
                                      DEBT


                                      NONE

                                  SCHEDULE 6.10
                                   INVESTMENTS


                                      NONE

                                  SCHEDULE 6.11
                                      LIENS




      Liens described under Section 7.2.3 to the Senior Credit Facilities.

                                   EXHIBIT B
                                 [FORM OF NOTE]

                  THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS SUCH TERM IS DEFINED IN SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON INQUIRY MADE BY ANY HOLDER HEREOF, ADDRESSED TO TRUE TEMPER CORPORATION, 8275 TOURNAMENT DRIVE, SUITE 200, MEMPHIS, TENNESSEE 38125,
ATTENTION: CHIEF FINANCIAL OFFICER, TRUE TEMPER CORPORATION WILL PROVIDE A STATEMENT SETTING FORTH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THE NOTE HELD BY SUCH HOLDER.

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF SEPTEMBER 30, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OF THIS SECURITY AT ITS PRINCIPAL EXECUTIVE OFFICE

No. __                                                              $___________

                            TRUE TEMPER CORPORATION

                      Senior Increasing Rate Discount Note

                  TRUE TEMPER CORPORATION, a Delaware corporation (together with its successors, the "Company"), for value received hereby promises to pay to Emhart, Inc. and registered assigns (the "Holder") the initial principal sum of _______________________________ plus the amounts by which the principal has been increased in accordance with Section 2.05 of the Securities Purchase Agreement (as defined) by wire transfer of immediately available funds to the Holder's account at such bank in the United States as may be specified in writing by the Holder to the Company, on the Maturity Date in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to accrete interest on the unpaid principal amount hereof on the dates and at the rate or rates provided for in the Securities Purchase Agreement. Reference is made to the Securities Purchase Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                  This Note is one of a duly authorized issue of Senior Increasing Rate Discount Notes of the Company (the "Notes") referred to in the Securities Purchase Agreement, dated as of September 30, 1998, among the Company and the Purchaser named therein (as the same may be amended from time to time in accordance with its terms, the "Securities Purchase Agreement"). The

Notes are transferable and assignable to one or more purchasers (in minimum denominations of $5,000,000 or larger multiples of $1,000,000), in accordance with the limitations set forth in the Securities Purchase Agreement. The Company agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.

                  The Company shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the payee of any Note. The ownership of the Notes shall be proven by the Register.

                  This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State. The parties hereto, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: September 30, 1998
                                                     TRUE TEMPER CORPORATION



                                                     By:
                                                        ------------------------

                                                              Name:
                                                              Title: